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                                                                     EXHIBIT 4-7

                              CERTIFICATE OF TRUST
                                       OF
                               COMED FINANCING III

            The undersigned, the trustees of ComEd Financing III, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C.
Section 3801 et seq., hereby certify as follows:

            1. Name. The name of the trust (the "Trust") formed hereby is ComEd Financing III.

            2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890

            3. Effective Date. This Certificate of Trust shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of September 5, 2002.

                                    /s/ Thomas R. Miller
                                    --------------------
                                    Thomas R. Miller, as Trustee


                                    /s/ Charles S. Walls
                                    ----------------------------------------
                                    Charles S. Walls, as Trustee


                                    Wilmington Trust Company, as Trustee


                                    By: /s/ W. Chris Sponenberg
                                        ------------------------------------
                                        Name:  W. Chris Sponenberg
                                        Title: Vice President